Exhibit 99.1
Table 1
Summary of Land-Use Entitlements (1)
Active St. Joe Residential and Mixed-Use Projects
June 30, 2010

					Residential
					Units	Residential	Total	Remaining
					Closed	Units Under	Residential	Commercial
			Project	Project	Since	Contract as	Units	Entitlements
Project	Class.(2)	County	Acres	Units(3)	Inception	of 6/30/10	Remaining	(Sq. Ft.)(4)

In Development: (5)
Hawks Landing	PR	Bay	88	168	149	—	19	—
Landings at Wetappo	RR	Gulf	113	24	7	—	17	—
RiverCamps on Crooked Creek	RS	Bay	1,491	408	191	—	217	—
RiverSide at Chipola	RR	Calhoun	120	10	2	—	8	—
RiverTown	PR	St. Johns	4,170	4,500	30	—	4,470	500,000
SouthWood	PR	Leon	3,370	4,770	2,535	—	2,235	4,535,588
SummerCamp Beach	RS	Franklin	762	499	82	5	412	25,000
WaterColor	RS	Walton	499	1,140	924	1	215	47,600
WaterSound	RS	Walton	2,425	1,432	29	—	1,403	457,380
WaterSound Beach	RS	Walton	256	511	446	—	65	29,000
WaterSound West Beach	RS	Walton	62	199	44	—	155	—
Wild Heron (6)	RS	Bay	17	28	2	—	26	—
WindMark Beach	RS	Gulf	2,020	1,516	148	1	1,367	76,157

Subtotal			15,393	15,205	4,589	7	10,609	5,670,725

In Pre-Development: (5)
Avenue A	PR	Gulf	6	96	—	—	96	—
Bayview Estates	PR	Gulf	31	45	—	—	45	—
Bayview Multifamily	PR	Gulf	20	300	—	—	300	—
Beacon Hill	RR	Gulf	3	12	—	—	12	—
Beckrich NE	PR	Bay	15	74	—	—	74	—
Boggy Creek	PR	Bay	630	526	—	—	526	—
Bonfire Beach	RS	Bay	550	750	—	—	750	70,000
Breakfast Point, Phase 1	PR/RS	Bay	115	320	—	—	320	—
College Station	PR	Bay	567	800	—	—	800	—
Cutter Ridge	PR	Franklin	10	25	—	—	25	—
DeerPoint Cedar Grove	PR	Bay	686	950	—	—	950	—
East Lake Creek	PR	Bay	81	313	—	—	313	—
East Lake Powell	RS	Bay	181	360	—	—	360	30,000
Howards Creek	RR	Gulf	8	33	—	—	33	—
Laguna Beach West	PR	Bay	36	260	—	—	260	—
Long Avenue	PR	Gulf	10	30	—	—	30	—
Palmetto Bayou	PR	Bay	58	217	—	—	217	90,000
ParkSide	PR	Bay	48	480	—	—	480	—
Pier Park Timeshare	RS	Bay	13	125	—	—	125	—
PineWood	PR	Bay	104	264	—	—	264	—
Port St. Joe Draper, Phase 1	PR	Gulf	610	1,200	—	—	1,200	—
Port St. Joe Draper, Phase 2	PR	Gulf	981	2,125	—	—	2,125	150,000
Port St. Joe Town Center	RS	Gulf	180	624	—	—	624	500,000
Powell Adams	RS	Bay	56	2,520	—	—	2,520	—
Sabal Island	RS	Gulf	45	18	—	—	18	—
South Walton Multifamily	PR	Walton	40	212	—	—	212	—
Star Avenue North	PR	Bay	295	600	—	—	600	350,000
The Cove	RR	Gulf	64	107	—	—	107	—
Timber Island (7)	RS	Franklin	49	407	—	—	407	14,500
Topsail	PR	Walton	115	610	—	—	610	300,000
Wavecrest	RS	Bay	7	95	—	—	95	—
West Bay Corners SE	PR	Bay	100	524	—	—	524	50,000
West Bay Corners SW	PR	Bay	64	160	—	—	160	—
West Bay DSAP I	PR/RS	Bay	15,089	5,628	—	—	5,628	4,430,000
West Bay Landing (8)	RS	Bay	950	214	—	—	214	—

Subtotal			21,817	21,024			21,024	5,984,500

Total			37,210	36,229	4,589	7	31,633	11,655,225

(1)	A project is deemed land-use entitled when all major discretionary governmental land-use approvals have been received. Some of these projects may require additional permits for development and/or build-out; they also may be subject to legal challenge.

(2)	Current St. Joe land classifications for its residential developments or the residential portion of its mixed-use projects:
•	PR — Primary residential

•	RS — Resort and seasonal residential

•	RR — Rural residential

(3)	Project units represent the maximum number of units entitled or currently expected at full build-out. The actual number of units or square feet to be constructed at full build-out may be lower than the number entitled or currently expected.

(4)	Represents the remaining square feet with land-use entitlements as designated in a development order or expected given the existing property land use or zoning and present plans. The actual number of square feet to be constructed at full build-out may be lower than the number entitled. Commercial entitlements include retail, office and industrial uses. Industrial uses total 6,128,381 square feet including SouthWood, RiverTown and the West Bay DSAP I.

(5)	A project is “in development” when St. Joe has commenced horizontal construction on the project and commenced sales and/or marketing or will commence sales and/or marketing in the foreseeable future. A project in “pre-development” has land-use entitlements but is still under internal evaluation or requires one or more additional permits prior to the commencement of construction. For certain projects in pre-development, some horizontal construction may have occurred, but no sales or marketing activities are expected in the foreseeable future.

(6)	Homesites acquired by St. Joe within the Wild Heron community.

(7)	Timber Island entitlements include seven residential units and 400 units for hotel or other transient uses (including units held with fractional ownership such as private residence clubs).

(8)	West Bay Landing is a sub-project within West Bay DSAP I.
Table 2
Summary of Additional Commercial Land-Use Entitlements (1)
(Commercial Projects Not Included in Table 1 Above)
Active St. Joe Commercial Projects
June 30, 2010

			Acres Sold	Acres Under
		Project	Since	Contract	Total Acres
Project	County	Acres	Inception	As of 6/30/10	Remaining

Airport Commerce	Leon	45	10	—	35
Alf Coleman Retail	Bay	25	23	—	2
Beach Commerce	Bay	157	151	—	6
Beach Commerce II	Bay	112	13	—	99
Beckrich Office Park	Bay	17	15	—	2
Beckrich Retail	Bay	44	41	—	3
Cedar Grove Commerce	Bay	51	5	—	46
Franklin Industrial	Franklin	7	—	—	7
Glades Retail	Bay	14	—	—	14
Gulf Boulevard	Bay	78	27	—	51
Hammock Creek Commerce	Gadsden	165	27	—	138
Mill Creek Commerce	Bay	37	—	—	37
Nautilus Court	Bay	11	7	—	4
Pier Park NE	Bay	57	—	—	57
Port St. Joe Commerce II	Gulf	39	9	—	30
Port St. Joe Commerce III	Gulf	50	—	—	50
Powell Hills Retail	Bay	44	—	—	44
South Walton Commerce	Walton	38	17	—	21

Total		991	345	—	646

(1)	A project is deemed land-use entitled when all major discretionary governmental land-use approvals have been received. Some of these projects may require additional permits for development and/or build-out; they also may be subject to legal challenge. Includes significant JOE projects that are either operating, under development or in the pre-development stage.

Table 3
Residential Real Estate
Sales Activity
Three Months Ended June 30,
($ in millions)

	2010				2009
	Number				Number
	of Units		Cost of	Gross	of Units		Cost of	Gross
	Closed	Revenue	Sales (1)	Profit	Closed	Revenue	Sales (1)	Profit

Homesites	16	$1.4	$0.9	$0.5	13	$1.8	$1.3	$0.5
Homes (2)	—	—	—	—	28	9.9	9.3	0.6

Total	16	$1.4	$0.9	$0.5	41	$11.7	$10.6	$1.1

(1)	Cost of sales for homesites in the second quarter of 2010 consisted of $0.8 million in direct costs, $0.1 million in selling costs and less than $0.1 million in indirect costs. Cost of sales for home sites in the second quarter of 2009 consisted of $1.1 million in direct costs, $0.1 million in selling costs and $0.1 million in indirect costs. Cost of sales for homes in the second quarter of 2009 consisted of $7.0 million in direct costs, $0.6 million in selling costs and $1.7 million in indirect costs.

(2)	Homes include single-family and multifamily units. Multifamily revenue is recognized, if preconditions are met, on a percentage-of-completion basis. As a consequence, revenue recognition and closings may occur in different periods.

Table 4
Residential Real Estate Sales Activity
Three Months Ended June 30,
($ in thousands)

	2010				2009
	Units	Avg.		Avg.	Units	Avg.		Avg.
	Closed	Price	Accepted (1)	Price	Closed	Price	Accepted(1)	Price
Artisan Park (2)
Single-Family Homes	—	—	—	—	7	$355.5	7	$355.5
Multifamily Homes	—	—	—	—	4	246.1	4	246.1
Hawks Landing
Homesites	5	$56.7	5	$56.7	3	65.6	3	65.6
James Island
Single-Family Homes	—	—	—	—	1	311.0	1	311.0
St. Johns G & CC
Single-Family Homes	—	—	—	—	1	327.9	1	327.9
SummerCamp Beach
Homesites	—	—	4	300.0	—	—	—	—
Single-Family Homes	—	—	1	450.0	—	—	—	—
Victoria Park
Single-Family Homes	—	—	—	—	4	202.0	4	202.0
WaterColor
Homesites	7	107.3	6	109.0	5	178.6	5	178.6
Single-Family Homes	—	—	—	—	11	456.8	10	460.0
WaterSound
Homesites	—	—	—	—	1	77.8	1	77.8
WaterSound West Beach
Homesites	4	112.9	4	112.9	2	188.1	2	188.1
WindMark Beach
Homesites	—	—	1	120.0	2	107.7	2	107.7

Total Homesites	16	$92.9	20	$135.4	13	$135.3	13	$135.3

Total Single/Multifamily Homes	—	—	1	$450.0	28	$355.2	27	$352.6

(1)	Contracts accepted during the quarter. Contracts accepted and closed in the same quarter are also included as units closed.

(2)	St. Joe owns 74 percent of Artisan Park.

Table 5
Commercial Land Sales
Three Months Ended June 30,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)	(in thousands)
2010	—	—	—	—
2009	—	—	—	—
Table 6
Rural Land Sales
Three Months Ended June 30,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)
2010	3	42	$396	$9,482
2009	4	5,317	$8,450	$1,589
Also included in rural land sales in the second quarter of 2010 was $0.4 million of easement revenue and $0.4 million of previously deferred revenue.
Table 7
Quarterly Segment Pretax Income (Loss)
From Continuing Operations
($ in millions)

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2010	2009	2009	2009	2009	2008	2008	2008

Residential	$(7.2)	$(11.3)	$(80.6)	$(19.7)	$(23.3)	$(14.2)	$(70.7)	$(12.6)	$(13.3)
Commercial	(1.3)	(0.4)	1.3	(0.5)	(0.7)	(0.6)	(0.3)	(0.6)	(0.5)
Rural Land sales	0.7	(0.3)	0.9	(0.5)	6.8	2.8	26.3	2.0	24.1
Forestry	2.2	1.4	1.3	1.2	1.1	1.1	0.8	0.2	(1.1)
Corporate and other	(9.2)	(7.0)	(8.8)	(6.6)	(57.8)	(8.3)	(4.6)	(19.3)	(41.6)

Pretax income (loss) from continuing operations (1)	$(14.8)	$(17.6)	$(85.9)	$(26.1)	$(73.9)	$(19.2)	$(48.5)	$(30.3)	$(32.4)

(1)	Includes one time charges as described in our SEC filings.
Table 8
Other Income (Expense)
($ in millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Dividend and interest income	$0.5	$0.6	$0.8	$1.3
Interest expense	(1.1)	(0.1)	(2.2)	(0.3)
Gain on sale of office buildings	0.2	0.2	0.4	0.4
Other	0.8	0.1	0.8	0.4
Retained interest in monetized installment notes	0.1	0.1	0.2	0.2

Total	$0.5	$0.9	$—	$2.0